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                                EXHIBIT 23.01

                         CONSOLIDATED PRODUCTS, INC.

                        CONSENT OF ERNST & YOUNG LLP

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (From S-8) No. 33-63342) pertaining to the Stock Option plan, (Form S-8 No. 33-63344) pertaining to the Employee Stock Purchase Plan, (Form S-3 No. 33-62359) relating to warrants and (Form S-8 No. 33-61945) relating to the 1995 Employee Stock Option Plan of our report dated November 20, 1995, with respect to the consolidated financial statements of Consolidated Products, Inc. included in the Annual Report (Form 10-K for the year ended September 27, 1995




                                                      /s/ Ernst & Young LLP

December 22, 1995



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